Exhibit 21

MASCO CORPORATION
(a Delaware corporation)

Subsidiaries as of December 31, 2016

NAME	JURISDICTION OF FORMATION
Arrow Fastener Co., LLC	Delaware
Behr Holdings Corporation	Delaware
Behr Process Corporation	California
Behr Paint Corp.	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Canada
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Behr Process Paints (India) Private Limited	India
BrassCraft Manufacturing Company	Michigan
Brasstech, Inc.	California
Delta Faucet (China) Co. Ltd.	China
Delta Faucet Company Brasil Metais Sanitários Ltda.	Brazil
Delta Faucet Company Mexico, S. de R.L. de C.V.	Mexico
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Masco Asia (Shenzhen) Co. Ltd.	China
Masco Building Products Corp.	Delaware
Masco Cabinetry LLC	Delaware
Masco Cabinetry Hong Kong Limited	Hong Kong
Masco Cabinetry Middlefield LLC	Ohio
Masco Capital Corporation	Delaware
Masco Chile Limitada	Chile
Masco Corporation of Indiana	Indiana
Delta Faucet Company	Indiana
Delta Faucet Company of Tennessee	Delaware
Masco Europe, Inc.	Delaware
Masco Europe SCS	Luxembourg
Masco Europe S. á r.l.	Luxembourg
Behr (Beijing) Paint Company Limited	China
Behr Paint (Beijing) Commercial Co., Ltd.	China
Jardel Distributors, Inc.	Canada
Masco Canada Limited	Canada
Masco Corporation Limited	United Kingdom
Arrow Fastener (U.K.) Limited	United Kingdom
Bristan Group Limited	United Kingdom
Cambrian Windows Limited	United Kingdom
Duraflex Limited	United Kingdom
Masco UK Window Group Limited	United Kingdom
Phoenix Door Panels Limited	United Kingdom
Moore Group Limited	United Kingdom
Moores Furniture Group Limited	United Kingdom
Premier Trade Frames Ltd.	United Kingdom
Watkins Distribution UK Limited	United Kingdom
Masco Germany Holding GmbH	Germany
Hüppe GmbH	Germany
Hüppe Gesellschaft mbH	Austria
Hüppe Belgium S.A.	Belgium
Hüppe s.r.o.	Czech Republic
Hüppe S. á r.l.	France
Hüppe B.V.	Netherlands
Hüppe (Shanghai) Co., Ltd.	China
Hüppe Showers Shanghai Co., Ltd	China
Hüppe Spólka z.o.o.	Poland
Hüppe S.L.	Spain
Hüppe Insaat Sanayi ve Ticaret A.S.	Turkey
Masco Beteiligungsgesellschaft mbH	Germany
Hansgrohe SE	Germany
Hansgrohe Deutschland Vertriebs GmbH	Germany
Hansgrohe International GmbH	Germany
Hansgrohe S.A.	Argentina
Hansgrohe Pty Ltd	Australia
Hansgrohe Handelsges.mbH	Austria
Hansgrohe N.V.	Belgium
Hansgrohe Brasil Metals Santitários Ltda.	Brazil
Hansgrohe Sanitary Products (Shanghai) Co. Ltd.	China
Hansgrohe d.o.o.	Croatia
Hansgrohe Middle East and Africa Ltd.	Cyprus
Hansgrohe CS, s.r.o.	Czech Republic
Hansgrohe A/S	Denmark
Hansgrohe Wasselonne, S.A.	France
Hansgrohe S. á r.l.	France
Hansgrohe, Inc.	Georgia
Hansgrohe Kft.	Hungary
Hansgrohe India Private Ltd.	India
Hansgrohe s.r.l.	Italy
Hansgrohe Japan K.K	Japan
Hansgrohe S. de R. L. de C. V.	Mexico
Hansgrohe B.V.	Netherlands
Cleopatra Holding B.V.	Netherlands
Hansgrohe Sp. z.o.o.	Poland
Hansgrohe Sanitary Products W.L.L.	Qatar
Hansgrohe SA (Pty) Ltd.	Republic of South Africa
Hansgrohe ooo	Russia
Hans Grohe Pte. Ltd.	Singapore
Hansgrohe S.A.U.	Spain
Hansgrohe A.B.	Sweden
Hansgrohe AG	Switzerland
Hansgrohe Armature Sanayi ve Ticaret Limited Sirketi	Turkey
Hansgrohe Ltd.	United Kingdom
Hansgrohe SUCC	Morocco
Mirolin Industries Corp.	Ontario
Tempered Products Inc.	Taiwan
Watkins Europe BVBA	Belgium
Peerless Sales Corporation	Delaware
Masco Framing Corp.	Delaware
Masco Home Products S. á r.l.	Luxembourg
Masco Home Products Private Limited	India
Masco Singapore Pte. Ltd.	Singapore
Delta Faucet Company India Private Limited	India
Masco Retail Sales Support, Inc.	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Masco HD Support Services, LLC	Delaware
Masco WM Support Services, LLC	Delaware
Mascomex S.A. de C.V.	Mexico
Milgard Manufacturing Incorporated	Washington
My Service Center, Inc.	Delaware
NCFII Holdings Inc.	Delaware
Vapor Technologies, Inc.	Delaware
Vapor Technologies Shenzhen Co. Ltd.	China
Watkins Manufacturing Corporation	California
Hot Spring Spa Australasia Pty Ltd	Australia
Hot Spring Spas New Zealand Limited	New Zealand
Tapicerias Pacifico, SA de CV	Mexico
Wellness Marketing Corporation	Delaware

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